Exhibit 99.2
FOR IMMEDIATE RELEASE    Ref: 20-25
Contact:    Brendan Maiorana
      Executive Vice President, Finance
      brendan.maiorana@highwoods.com
      919-872-4924

Highwoods Announces Pricing of Tender Offer for Up to $150,000,000 of Outstanding 3.20% Notes due 2021
______________________

RALEIGH, NC - August 13, 2020 - Highwoods Properties, Inc. (NYSE:HIW) (the “Company”) announced today the consideration payable in connection with the previously announced cash tender offer (the “Offer”) by Highwoods Realty Limited Partnership, the operating partnership through which the Company conducts its operations (the “Operating Partnership”), for up to an aggregate principal amount of $150,000,000 (the “Tender Cap”) of its outstanding 3.20% Notes due 2021 (the “Notes”) as described in the table below.

Title of Security	CUSIP Number	Principal Amount Outstanding	Tender Cap (Principal Amount)	Reference U.S. Treasury Security (1)	Reference Yield	Fixed Spread (basis points)	Early Tender Premium (per $1,000) (2)	Total Consideration (per $1,000) (2)
3.20% Notes due 2021	431282 AN2	$300,000,000	$150,000,000	2.375% UST due 4/15/2021	0.144%	20 bps	$30.00	$1,019.08

(1)	In the above table, “UST” denotes a U.S. Treasury Security.
(2)
The Total Consideration (as defined below) for Notes validly tendered prior to or at the Early Tender Deadline (as defined below) and accepted for purchase is calculated using the Fixed Spread (as specified above) and is inclusive of the Early Tender Premium (as defined below).

The Offer was made on the terms and conditions set forth in the offer to purchase, dated July 30, 2020 (the “Offer to Purchase”). The Offer will expire at 12:00 midnight, New York City time, at the end of August 26, 2020, unless extended or earlier terminated by the Operating Partnership.
The total consideration (the “Total Consideration”) paid in the Offer for Notes validly tendered and accepted for purchase was determined in the manner described in the Offer to Purchase by reference to the fixed spread for the Notes specified in the table above plus the yield to maturity of the Reference U.S. Treasury Security specified in the table above and in the Offer to Purchase and includes an early tender premium of $30.00 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”).
Only holders of Notes who validly tendered and did not validly withdraw their Notes at or prior to 5:00 p.m., New York City time, on August 12, 2020 (such date and time, the “Early Tender Deadline”) are eligible to receive the Total Consideration for the Notes accepted for purchase. Holders of Notes will also receive accrued and unpaid interest on their Notes validly tendered and accepted

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for purchase from, and including, the most recent interest payment date for the Notes to, but excluding, the settlement date.
Withdrawal rights for the Notes expired at 5:00 p.m., New York City time, on August 12, 2020. The Operating Partnership expects to pay for the Notes that were validly tendered prior to or at the Early Tender Deadline and that are accepted for purchase on August 14, 2020.
Because the aggregate principal amount of the Notes validly tendered and not validly withdrawn exceeds the Tender Cap, the Operating Partnership will not accept for purchase all of the Notes that have been validly tendered and not validly withdrawn and will only accept for purchase the aggregate amount of the Notes up to the Tender Cap. Accordingly, the Notes validly tendered and not validly withdrawn will be subject to proration as described in the Offer to Purchase. The Operating Partnership will use a proration rate of approximately 67% for the Notes.
Since the Offer for the Notes was fully subscribed as of the Early Tender Deadline, the Operating Partnership will not accept for purchase any Notes validly tendered after the Early Tender Deadline.
Information Related to the Offer
Wells Fargo Securities, LLC is serving as the dealer manager for the Offer. Investors with questions regarding the Offer may contact Wells Fargo Securities, LLC at (704) 410-4759 (collect) or (866) 309-6316 (toll-free) or liabilitymanagement@wellsfargo.com.
None of the Company or its board of directors, the Operating Partnership, the dealer manager, the tender and information agent or the trustee with respect to the Notes is making any recommendation as to whether holders should tender any Notes in response to the Offer, and neither the Operating Partnership nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.
This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Notes and the Offer does not constitute an offer to buy or the solicitation of an offer to sell the Notes in any jurisdiction or in any circumstances in which such offer or solicitation are unlawful. The full details of the Offer are included in the Offer to Purchase. Holders are strongly encouraged to carefully read the Offer to Purchase, including materials incorporated by reference therein, because they contain important information. The Offer to Purchase may be obtained from D.F. King & Co., Inc., free of charge, by calling (212) 269-5550 (collect, for banks and brokers) or (800) 628-8532 (toll-free, for all others), or by email to hiw@dfking.com.
About Highwoods
Highwoods Properties, Inc., headquartered in Raleigh, is a publicly-traded (NYSE:HIW) real estate investment trust (“REIT”) and a member of the S&P MidCap 400 Index. The Company is a fully-integrated office REIT that owns, develops, acquires, leases and manages properties primarily in the best business districts (BBDs) of Atlanta, Charlotte, Nashville, Orlando, Pittsburgh, Raleigh, Richmond and Tampa.  For more information about Highwoods, please visit our website at www.highwoods.com.
Forward-Looking Statements
Some of the information in this press release may contain forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects such as the following: the Company’s ability to complete the Offer and reduce its outstanding debt within

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expected time-frames or at all, and other risks and uncertainties described in the Offer to Purchase. You can identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue” or other similar words. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that our plans, intentions or expectations will be achieved.
When considering such forward-looking statements, you should keep in mind important factors that could cause our actual results to differ materially from those contained in any forward-looking statement. Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the potential adverse effect of the COVID-19 pandemic, and federal, state, and/or local regulatory guidelines and private business actions to control it, on our financial condition, operating results and cash flows, our customers, the real estate market in which we operate, the global economy and the financial markets. The extent to which the COVID-19 pandemic impacts us and our customers will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic and the resulting economic recession and potential changes in customer behavior, among others.
Additional factors, many of which may be influenced by the COVID-19 pandemic, that could cause actual outcomes or results to differ materially from those indicated in these statements include: the financial condition of our customers could deteriorate or further worsen; our assumptions regarding potential losses related to customer financial difficulties due to the COVID-19 pandemic could prove incorrect; counterparties under our debt instruments, particularly our revolving credit facility, may attempt to avoid their obligations thereunder, which, if successful, would reduce our available liquidity; we may not be able to lease or re-lease second generation space, defined as previously occupied space that becomes available for lease, quickly or on as favorable terms as old leases; we may not be able to lease newly constructed buildings as quickly or on as favorable terms as originally anticipated; we may not be able to complete development, acquisition, reinvestment, disposition or joint venture projects as quickly or on as favorable terms as anticipated; development activity in our existing markets could result in an excessive supply relative to customer demand; our markets may suffer declines in economic and/or office employment growth; unanticipated increases in interest rates could increase our debt service costs; unanticipated increases in operating expenses could negatively impact our operating results; we may not be able to meet our liquidity requirements or obtain capital on favorable terms to fund our working capital needs and growth initiatives or repay or refinance outstanding debt upon maturity; and the Company could lose key executive officers.
This list of risks and uncertainties, however, is not intended to be exhaustive. You should also review the other cautionary statements we make in “Business - Risk Factors” set forth in our 2019 Annual Report on Form 10-K and “Risk Factors” in our second quarter 2020 Quarterly Report on Form 10-Q, and subsequent filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on forward-looking statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements to reflect any future events or circumstances or to reflect the occurrence of unanticipated events.